Exhibit 10.4

April 4, 2013

E. HaEzrachi

Tel Aviv, Israel

Re:  Investment in Bluesphere Corp.

Dear Mr. HaEzrachi:

This will confirm the terms on which you will loan Bluesphere Corp (“Bluesphere”) $150,000. Within three days of the date hereof, you will transfer to our subsidiary, Eastern Sphere Ltd, an aggregate of $150,000 in freely available funds in accordance with instructions to be provided separately. Eastern Sphere hereby commits to pay you 5% interest thereon, such interest to accrue annually, and to repay 100% of the principal and accrued, but unpaid interest, on or before December 31, 2013. Every day that the we are late in paying you the outstanding principal and accrued, but unpaid, interest, we will pay you $100 as a penalty. Each of the guarantors who have signed below hereby guarantees prompt payment of 100% of the outstanding principal amount of the loan plus all accrued, but unpaid, interest. We also agree to issue you 3,000,000 shares of our common stock. These shares will be restricted and may only be offered or sold pursuant to a registration statement under the Securities Act of 1933, as amended, or an exemption therefrom. Please indicate your acceptance of such terms by counter-signing where indicated below.

Yours truly,

Shlomi Palas, CEO

Agreed and accepted:

Eitan HaEzrachi

Jelton Finance Corp., as guarantor

Dr. Bornstein Ltd., as guarantor